EXHIBIT 10.8
                      Amendment to Restated Contract.

This Amendment is entered into as of the 26th day of March, 1993, by and between San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company (SoCalGas), to amend the Restated Long-Term Natural Gas Service Contract between the parties dated September 1, 1990 ("Restated Contract"). All definitions set forth in the Restated Contract are incorporated by reference herein as if set forth in full.

NOW THEREFORE, in consideration of the promises and mutual understandings set forth below, the parties agree as follows:

1. Firm Interstate Pipeline Capacity

     (a) Notwithstanding any provision in the Restated Contract, SDG&E's reservation of interstate pipeline capacity from SoCalGas under the Restated Contract shall be reduced from 300 MMcf/d (310,500 Dth/d) to 90 MMcf/d (93,150 Dth/d), which is consistent with California Public Utilities Commission (CPUC) Decision No. D.91 025, as supplemented by D.92-07-025 and Resolution No. G-3023. The 93,150 Dth/d shall consist of 67,275 Dth/d on the El Paso interstate pipeline system, and 25,875 Dth/d on the Transwestern pipeline system. This reservation of interstate capacity is for SDG&E's core load usage. The interstate capacity for both interstate gas pipelines will be assigned to SDG&E via Pre-Arranged Deal, and, subject to acceptance by such interstate pipelines, the assignments shall be made effective upon the date of full implementation of the CPUC's capacity brokering rules in accordance with Resolution No. G-3023.
In the event of partial implementation of capacity brokering, the 25,875 Dth/d of interstate capacity on the Transwestern pipeline will be assigned to SDG&E upon the implementation date of such partial implementation in accordance with D.92-07-025 and Resolution No. G-3045.

     (b) Notwithstanding any provision in the Restated Contract, as of the implementation date of the CPUC's Capacity Brokering rules (currently contemplated to occur on August 1, 1993), Transwestern and El Paso interstate demand charges shall, consistent with D.9111-025 and D.92-07-025, be removed from the rates charged to SDG&E under the Restated Contract. In the event of a partial implementation of Capacity Brokering, only the Transwestern pipeline demand charges shall be removed from SDG&E's rates on the date of such partial implementation. Upon such partial implementation, the El Paso demand charges shall be removed thereafter from the rates charged to SDG&E immediately upon full implementation of Capacity Brokering.

2. Rate Changes

To accommodate changes to rates in the future resulting from CPUC actions,
Section 3.1.6 of the Restated Contract is amended as follows:

     (a) Demand Charge and Volumetric charges in Sections 3.1.1 and 3.1.2 shall be adjusted one (1) time during each Contract Year starting from the base established by CPUC Decision D.90-01-015, consistent with any subsequent CPUC Cost Allocation Proceeding or other CPUC decisions. SoCalGas shall be entitled to select the date of adjustment for any Contract Year, which date shall in no event be prior to effective date(s) of the Cost Allocation Proceeding or other CPUC decision(s) on which it is based. Subsequent Cost Allocation Proceedings or other CPUC decision(s) during such Contract Year, issued after the date selected by SoCalGas for the next Contract Year, shall become effective as of the date selected by SoCalGas for the next Contract Year immediately following. Adjustments or refunds deferred from a contract year to the next immediately following Contract Year shall be subject to interest from the effective date of the CPUC Decision applicable thereto. Such interest, whether payable by SDG&E (for any increase) or SoCalGas (for any decrease), shall be calculated at the interest rate applicable to SoCalGas' balancing accounts under section F of the SoCalGas Tariff Preliminary Statement, or its successor. Thus, for example, the difference in authorized rates computed from a CPUC CAP (Cost Allocation Proceeding) decision which is effective on October 1 of a Contract Year, but not translated to a rate change under this Contract until the following January 1, shall also reflect three (3) months interest thereon.

     (b) Amended Appendix B is attached hereto and incorporated herein to demonstrate how such adjustments to the rates will be made. As of March 16, 1990, the Amended Appendix B supersedes and replaces the previous Appendix B. A new Appendix B shall be agreed upon and automatically incorporated by reference herein as of the effective date therefor established under Section 3.1.6(a).

     (c) Demand Charge and Volumetric charges in Sections 3.1.1 and 3.1.2 may also be adjusted, as mutually agreed between SoCalGas and SDG&E more than once each year to coincide with the timing of implementation of the CPUC CAP or other CPUC decisions.

3. Continuation of Restated Contract

Except as set forth in this Amendment, the Restated Contract shall continue in full force and effect.

NOW THEREFORE, the authorized representatives of the parties have executed two
(2) duplicate copies of this Amendment as of the date first set forth above.

SAN DIEGO GAS & ELECTRIC COMPANY       SOUTHERN CALIFORNIA  GAS COMPANY


By _____________________________       By _____________________________
   Edwin A. Guile                         Eric . Nelson
   Title Senior VP, Energy Supply         Title: Manager of Major Markets